Filed pursuant to Rule 424(b)(5)

Registration No. 333-281578

Prospectus Supplement

(To Prospectus dated September 9, 2024)

Up to $3,540,848

Common Stock

Jet.AI Inc. has entered into an Equity Distribution Agreement (“ATM Sales Agreement”) with Maxim Group LLC (“Maxim”) relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement. In accordance with the terms of the ATM Sales Agreement, we may, but are not obligated to, offer and sell shares of our common stock having an aggregate offering price of up to $10,000,000 from time to time through or to Maxim acting as our sales agent or principal. However, in accordance with General Instruction I.B.6 of Form S-3, pursuant to this prospectus supplement and the accompanying prospectus, we may, but are not obligated to, offer and sell shares of our common stock having an aggregate offering price of up to $3,540,848 from time to time through or to Maxim acting as our sales agent or principal.

Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, (the “Securities Act”), including sales made directly on or through the Nasdaq Stock Market LLC (“Nasdaq”), the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. If we and Maxim agree on any method of distribution other than sales of shares of our common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Maxim is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of common stock as requested to be sold by us, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

These types of offerings will allow us to raise capital by selling shares of our common stock in open market transactions at our discretion. Unlike in underwritten public offerings, sales under at-the-market offerings are not marketed, are made at prevailing market prices, and generally are less dilutive to stockholders. This is because these types of at-the-market offerings typically are less expensive to transact than marketed offerings and can be executed without a discount to the prevailing market price of the stock that is typical in marketed offerings. Our board of directors has concluded that, at this time, it is in our best interest to have this offering program available so that it can be used at our discretion for capital raising and other purposes more fully described in the section entitled “Use of Proceeds” in this prospectus supplement.

The offering of common stock pursuant to the ATM Sales Agreement will terminate upon the earlier of (1) the sale of common stock pursuant to the ATM Sales Agreement having an aggregate sales price of $10,000,000, (2) the termination by us or Maxim of the ATM Sales Agreement pursuant to its terms, and (3) November 21, 2026. As of the date of this prospectus supplement, we have not sold shares of common stock pursuant to the ATM Sales Agreement.

Maxim will be entitled to compensation at a commission rate equal to 3% of the gross sales price per share sold. We anticipate no other commissions or material expenses for sales under the ATM Sales Agreement. Even though this prospectus supplement does not relate to a marketed offering of our common stock, in connection with the sale of common stock under the ATM Sales Agreement, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act, and Maxim’s compensation will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Maxim against certain civil liabilities, including liabilities under the Securities Act. We provide more information about how the shares of common stock will be sold and Maxim’s compensation under the ATM Sales Agreement in the section entitled “Plan of Distribution” in this prospectus supplement.

Our common stock is traded on Nasdaq under the symbol “JTAI”. The last reported sale price of our common stock on November 20, 2025, was $1.57 per share. Our principal executive offices are located at 10845 Griffith Peak Drive, Suite 200, Las Vegas, Nevada 89135.

As of November 20, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $109,443.20, which was calculated based on 29,740 shares of outstanding common stock held by non-affiliates, at a price per share of $3.68, the closing price of our common stock on September 26, 2025, the highest closing price of the Company’s common stock on Nasdaq during the preceding sixty (60) day trading period. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of our common stock held by non-affiliates in any twelve (12)-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75,000,000. During the twelve (12) calendar months prior to and including the date of this prospectus supplement, we have offered and sold aggregate gross proceeds of approximately $1,608,105.44 of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement beginning on page S-5 and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

The date of this prospectus supplement is November 21, 2025.

Table of Contents

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, and Maxim has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and Maxim are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Jet.AI” refer to Jet.AI Inc. and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of our common stock.

This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement or the accompanying prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference include estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. In some cases, we do not expressly refer to the sources from which this data is derived. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for the products we distribute. Market share data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market shares. In addition, customer preferences are subject to change.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including “Risk Factors,” “Managements’ Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Company Overview

Our business strategy combines concepts from fractional jet and charter jet programs with innovations in artificial intelligence, also referred to herein is “AI.” Our purposeful enhancement of price discovery has the potential to produce fairer and more inclusive results for aircraft owners and travelers alike.

We formed the Company on June 4, 2018. We developed and, in September 2019, launched our booking platform represented by our iOS app JetToken, which originally functioned as a prospecting and quoting platform to arrange private jet travel with third party carriers. Following our acquisition of HondaJets, we began selling jet cards and fractional ownership interests in our aircraft. In 2023, we launched an AI-enhanced booking app called CharterGPT. Beginning in 2023, we launched our Jet.AI Operator Platform to provide a B2B software platform for SaaS products. Currently we offer the following SaaS software to aircraft owners and operators generally:

●	Reroute AI: recycles aircraft waiting to return to base into prospective new charter bookings to destinations within specific distances; and

●	DynoFlight: enables aircraft operators to estimate aircraft emissions then purchase carbon removal credits via our DynoFlight API.

We have also established a specific version of a private jet by-the-seat booking tool for the Las Vegas Golden Knights and Cirrus Aviation via 380 Software LLC. 380 Software LLC is a by-the-seat charter joint venture between us and Cirrus Aviation.

Our strategy involves expanding our fleet of aircraft with larger aircraft capable of traveling longer distances, developing a national jet card program based on third party aircraft, further enhancing the AI functionality of Charter GPT, and expanding upon our B2B software offerings.

Recent Events

Merger Agreement

On February 13, 2025, the Company, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with flyExclusive, Inc. (“flyExclusive”), FlyX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of flyExclusive (“Merger Sub”), and Jet.AI SpinCo, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“SpinCo”). Pursuant to the Merger Agreement, (i) as a condition to closing on the Merger Agreement, the Company will distribute all of the shares of SpinCo, on a pro rata basis, to the Company’s stockholders (the “Distribution”), (ii) Merger Sub will merge with and into SpinCo (the “Merger” and, together with the Distribution and all other transactions contemplated under the Merger Agreement, the “Transactions”) with SpinCo surviving the Merger as a wholly owned subsidiary of flyExclusive, and (iii) as consideration for the Merger, the Company’s existing stockholders will have the right to receive shares of Class A common stock of flyExclusive. Additionally, the Company’s stockholders will continue to own and hold their existing shares of the Company’s common stock as of closing of the Merger.

S-2

In connection with executing the Merger Agreement, the Company, SpinCo, and flyExclusive entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) pursuant to which the Company will transfer the business, operations, services and activities of the Company’s fractional and jet card business to SpinCo (the “Separation”). Upon the terms and subject to the conditions set forth in the Separation and Distribution Agreement, the Company will consummation the Distribution. As such, the Company will no longer operate a fractional or jet card business as of consummation of the Distribution. There will be no change to the Company’s board of directors or executive officers as a result of the Merger, Separation, Distribution, or other Transactions.

After the Transactions, the Company will continue to operate and retain its software and intellectual property assets, but will cease to hold its aircraft fractional, jet card and management assets and expects to pursue additional business opportunities in the artificial intelligence (AI) sector utilizing its remaining assets to enhance those business operations and model. The Transactions are subject to stockholder approval and are expected to close during the first quarter of 2026.

The Company does not believe that the proposed Transactions will have an impact on this offering. For more information regarding flyExclusive and the proposed Transactions, please refer to the Registration Statement on Form S-4 (File No. 333-284960) filed by flyExclusive with the SEC.

Joint Venture

On June 26, 2025, the Company, entered into a Joint Venture Agreement (the “JV Agreement”) with Consensus Core Technologies Inc., a British Columbia corporation (“Consensus Core”), pursuant to which the parties agreed to enter into a joint venture to collaborate in developing data centers. The JV Agreement provided certain terms of the joint venture, including: (i) the parties would enter into a Contribution Agreement (the “Contribution Agreement”) with a joint venture limited liability company outlining the full terms of the joint venture; (ii) the joint venture limited liability company would be organized under the laws of the State of Delaware prior to any initial closing under the Contribution Agreement, which would initially be wholly owned by Consensus Core; and (iii) the joint venture limited liability company would establish separate subsidiaries for each data center project to be contributed to the joint venture.

On July 2, 2025, the Company entered into the Contribution Agreement with Consensus Core and Convergence Compute LLC, a Delaware limited liability company (“Convergence Compute”), pursuant to which Jet.AI contributed $300,000 to Convergence Compute in the first closing of the transactions contemplated by the JV Agreement. As consideration for its contribution, Jet.AI acquired a 0.5% equity interest in Convergence Compute. Upon the completion of certain data center project milestones, each of Jet.AI and Consensus Core will make additional contributions to Convergence Compute and will receive additional equity interests in Convergence Compute and its subsidiaries.

Jet.AI will contribute up to an aggregate $20 million to Convergence Compute in five tranches, which are each tied to specific project development milestones. Consensus Core will contribute 100% of the equity interests of its Midwest data center project to Convergence Compute at the second closing under the Contribution Agreement and will contribute 100% of the equity interests of its Maritime data center project to Convergence Compute at the third closing under the Contribution Agreement. In consideration for such contributions, Jet.AI and Consensus Core will each receive a 17.5% equity interest in the Midwest project upon the second closing and a 17.5% equity interest in the Maritime project upon the third closing. Jet.AI will also receive an additional 0.5% equity interest in Convergence Compute upon each additional closing, for an aggregate equity interest of up to 2.5% if all five tranches are consummated.

Corporate Information

Our website address is www.jet.ai. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement and is not part of this prospectus supplement.

Our common stock is listed on Nasdaq under the symbol “JTAI”. Our principal executive office is located at 10845 Griffith Peak Drive, Suite 200, Las Vegas, Nevada 89135, and our telephone number is (702) 747-4000.

S-3

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $3,540,848.

Common stock outstanding prior to this offering	4,227,256 shares of common stock, as of November 20, 2025.

Common stock to be outstanding after this offering	6,482,573 shares of common stock, assuming sales of 2,255,317 shares of our common stock in this offering at an offering price of $1.57 per share, which was the last reported sale price of our common stock on Nasdaq on November 20, 2025. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Manner of Offering	Sales of shares of our common stock, if any, will be made pursuant to the terms of the ATM Sales Agreement between us and Maxim. Sales of the shares will be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act. Maxim will act as sales agent and will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices. See the section entitled “Plan of Distribution” for more information.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include operating expenses, research and development, and pending and future acquisitions. As a result, we will retain broad discretion over the allocation of net proceeds. See the sections entitled “Use of Proceeds” and “Descriptions of Capital Stock” for more information.

Risk factors	Your investment in shares of our common stock involves substantial risks. You should consider the “Risk Factors” included and incorporated by reference in this prospectus supplement, including the risk factors incorporated by reference from our filings with the SEC.

Market for the common stock	Our common stock is traded on Nasdaq under the symbol “JTAI”.

Exclusive Sales Agent	Maxim is acting as the exclusive sales agent.

Except as otherwise indicated, all information in this prospectus supplement assumes no conversion of our outstanding preferred stock, no exercise of our outstanding warrants, and no exercise of our outstanding options or settlement of outstanding incentive awards.

S-4

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are incorporated by reference into this prospectus supplement. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement.

Risks Relating to this Offering

We may allocate the net proceeds from this offering in ways that stockholders may not approve.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We currently intend to use the net proceeds of this offering, if any, for general corporate purposes, including research and development, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures. However, our use of these proceeds may differ substantially from our current plans. If, ultimately, we do not utilize the proceeds of this offering in manners that do not yield a significant return or any return to our stockholders, our stock price may decline. See the section entitled “Use of Proceeds” for more information.

Stockholders may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise funds in new stock offerings.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In addition, sales of our common stock on the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold or the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

It is not possible to predict the aggregate proceeds resulting from sales made under the ATM Sales Agreement.

Subject to certain limitations in the ATM Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Maxim at any time throughout the term of the ATM Sales Agreement. The number of shares that are sold through Maxim after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Maxim in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the ATM Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the ATM Sales Agreement.

S-5

The common stock offered hereby will be sold in an “at-the-market offering,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any sale notice that we deliver to Maxim, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements regarding future events and our future results that are based on our current expectations, estimates, forecasts and projections as well as the current beliefs and assumptions of our management, including about our business, our financial condition, our results of operations, our operating requirements and utilization of our capital resources, and the industry and environment in which we operate. Statements that include words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “would,” “could,” “should,” “intend” and “expect,” variations of these words, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement and the accompanying prospectus and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences, and other factors that we believe affect our performance, include those discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025, and September 30, 2025, incorporated by reference herein, and in other reports we file with the SEC. While forward-looking statements are based on the reasonable expectations of our management at the time that they are made, you should not rely on them. We undertake no obligation to revise or update publicly any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS

Pursuant to this prospectus supplement and the accompanying prospectus, we may issue and sell shares of our common stock having aggregate sales proceeds of up to $3,540,848 from time to time. Because there is no minimum offering amount required pursuant to the ATM Sales Agreement with Maxim, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the ATM Sales Agreement with Maxim as a source of financing.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include operating expenses, research and development, and pending and future acquisitions. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. Our expected use of net proceeds from this offering and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described above. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

S-6

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of September 30, 2025, was $9,229,013 or approximately $2.64 per share of common stock.

After giving effect to the assumed sale by us of shares of our common stock in the aggregate amount of approximately $3,540,848 in this offering at an assumed offering price of $1.57 per share, which was the last reported sale price of our common stock on Nasdaq on November 20, 2025, and after deducting sales agent fees and estimated offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2025 would have been approximately $12,588,636 or approximately $2.04 per share. This represents an immediate decrease in net tangible book value of approximately $0.60 per share of common stock to our existing stockholders and an immediate accretion in as-adjusted net tangible book value of approximately $0.47 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Assumed offering price per share of common stock		$1.57
Net tangible book value per share as of September 30, 2025(1)	$2.64
Decrease in net tangible book value per share attributable to this offering(2)	$(0.60)
As adjusted net tangible book value per share after giving effect to this offering(3)		$2.04
Accretion per share to new investors participating in this offering		$0.47

(1)	Determined by dividing (i) net tangible book value (total assets less intangible assets) less total liabilities by (ii) the total number of shares of common stock issued and outstanding prior to the offering.
(2)	Represents the difference between (i) as adjusted net tangible book value per share after this offering and (ii) net tangible book value per share as of September 30, 2025.
(3)	Determined by dividing (i) as adjusted net tangible book value, which is our net tangible book value plus the cash proceeds of this offering, after deducting the estimated offering expenses payable by us, by (ii) the total number of shares of common stock to be outstanding following this offering.

The table above assumes, for illustrative purposes, that an aggregate of 2,255,317 shares of our common stock are sold at a price of $1.57 per share, the last reported sale price of our common stock on Nasdaq on November 20, 2025, for aggregate gross proceeds of approximately $3,540,848. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.02 per share in the price at which the shares are sold from the assumed offering price of $1.57 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $3,540,848 during the term of the ATM Sales Agreement with Maxim is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $2.05 per share and would decrease the accretion in as adjusted net tangible book value per share to new investors to $0.46 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.02 per share in the price at which the shares are sold from the assumed offering price of $1.57 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $3,540,848 during the term of the ATM Sales Agreement with Maxim is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $2.03 per share and would increase the accretion in as adjusted net tangible book value per share to new investors to $0.48 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution.

S-7

PLAN OF DISTRIBUTION

We have entered into the ATM Sales Agreement with Maxim, under which we may offer and sell our shares of common stock from time to time through Maxim acting as agent. Pursuant to this prospectus supplement, we may offer and sell up to $3,540,848 of our shares of common stock. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of common stock under the ATM Sales Agreement, we will notify Maxim of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Maxim, unless Maxim declines to accept the terms of such notice, Maxim has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Maxim under the ATM Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Maxim is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

We will pay Maxim a commission equal to 3% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Maxim for the fees and disbursements of its counsel, payable upon execution of the ATM Sales Agreement, in an amount not to exceed $25,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Maxim otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Maxim under the terms of the ATM Sales Agreement, will be approximately $50,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Maxim will provide written confirmation to us before the open on Nasdaq on the day following each day on which shares of common stock are sold under the ATM Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales, and the proceeds to us.

In connection with the sale of the shares of common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Maxim against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Maxim may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the ATM Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the ATM Sales Agreement; (ii) the termination of the ATM Sales Agreement as permitted therein; or (iii) November 21, 2026. We and Maxim may each terminate the ATM Sales Agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the ATM Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the ATM Sales Agreement will be filed as an exhibit to a current report on Form 8-K filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be incorporated by reference in this prospectus supplement.

S-8

Maxim and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Maxim may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Maxim may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Maxim, and Maxim may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Dykema Gossett PLLC, Milwaukee, Wisconsin. The placement agent is being represented in connection with this offering by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and December 31, 2023 incorporated by reference in this prospectus supplement have been audited by Hacker Johnson & Smith P.A., an independent registered public accounting firm, as set forth in its report thereon, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. The registration statement and other public filings can be obtained from the SEC’s website at www.sec.gov.

As a public company, we are required to file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and other information (including any amendments) with the SEC. You can find the Company’s SEC filings at the SEC’s website at www.sec.gov.

Our Internet address is www.jet.ai. Information contained on our website is not part of this prospectus. Our SEC filings (including any amendments) will be made available free of charge on www.sec.gov, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

S-9

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-40725. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 26, 2025;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August 14, 2025;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the SEC on November 14, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on February 20, 2025, May 6, 2025, July 2, 2025, July 30, 2025, and October 16, 2025 (in each case, excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K); and

●	The description of the Company’s capital stock set forth in our Registration Statement on Form S-1/A, filed with the SEC on October 15, 2024, in the section entitled “Description of Capital Stock,” and any amendment or report filed with the SEC for the purpose of updating the description.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Jet.AI Inc.

Attn: Corporate Secretary

10845 Griffith Peak Drive

Suite 200

Las Vegas, NV 89135

(702) 747-4000

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

S-10

Prospectus

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

This prospectus provides you with a general description of the securities that Jet.AI Inc. may offer and sell, from time to time, either individually or in units. Each time we sell securities pursuant to this prospectus we will provide a prospectus supplement that will contain specific information about the terms of any securities we offer and the specific manner in which we will offer such securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “JTAI.” On August 22, 2024, the closing price for our common stock as reported on the Nasdaq Capital Market was $0.20 per share. Our principal executive offices are located at 10845 Griffith Peak Dr., Suite 200, Las Vegas, Nevada 89135.

As of August 22, 2024, the aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $1,192,315 based on 24,576,880 shares of common stock outstanding, of which 17,884,715 shares were held by non-affiliates on such date, and based on a closing sale price of our common stock of $0.20 per share on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75,000,000.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 3 and the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, up to a total dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “INFORMATION INCORPORATED BY REFERENCE” and any additional information you may need to make your investment decision.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on the respective covers of such documents, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, such prospectus supplement, or any sale or issuance of a security, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.

Unless the context otherwise requires, all references to “Jet.AI,” “the Company,” “we,” “our,” “us” or “our company” in this prospectus refer to Jet AI, Inc., a Delaware corporation, and its subsidiaries together.

ABOUT JET.AI INC.

Jet.AI Inc. was formed on June 4, 2018 in the State of Delaware and is now headquartered in Las Vegas, Nevada. On August 10, 2023, we consummated a business combination pursuant to which Jet Token Inc. (“Jet Token”) combined with Oxbridge Acquisition Corp. (“Oxbridge”), a special purpose acquisition company and in connection with that transaction the combined company was renamed Jet.AI Inc.

We are a private air charter company that develops innovative artificial intelligence (“AI”) technology to facilitate access to travel by private aircraft travel through our iOS and Android charter booking app, CharterGPT (“CharterGPT”), and our B2B software platform (the “Jet.AI Operator Platform”), which provides a suite of software-as-a-service (“SaaS”) products that we offer aircraft owners and operators. We strive to streamline and enhance the aviation experience for both operators and customers by leveraging advanced natural language processing and advanced fleet logistics optimizations.

Our business strategy combines concepts from fractional jet ownership programs and aviation jet membership cards with AI innovations. Our CharterGPT application uses natural language processing and machine learning to improve the private jet booking experience, which is advanced by CharterGPT’s direct connection via our application programming interface (“API”) to Avinode, one of the largest centralized databases for charter services in the private-aviation industry. CharterGPT receives users’ requests for private-aircraft travel, connects users to private-charter operators who have posted their aircraft for hire, displays a variety of charter booking options at a range of prices drawn from thousands of aircraft listings on the Avinode platform along with pricing for our own fleet of four aircraft, and facilitates communication, contract exchange, and payment between the user and the operator of the aircraft ultimately selected for travel.

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Our Jet.AI Operation Platform currently consists of the following SaaS products:

●	Reroute AI. Our newest SaaS product, Reroute AI, is web-based and enables Federal Aviation Administration (“FAA”) Part 135 operators to earn revenue on otherwise empty flight legs. When prompted with basic travel itinerary information, Reroute AI searches its database of empty flight legs and proposes combinations or adjustments of those legs that meet the constraints provided. The Company generates revenue each time an operator wishes to book an itinerary proposed by Reroute AI that uses a third-party operator’s aircraft.

●	DynoFlight. DynoFlight is a software API that enables small- to medium-sized aircraft operators to track and estimate their emissions and then to offset their emissions by purchasing carbon-offset credits via our DynoFlight API.

●	Flight Club. Our Flight Club API enables FAA Part 135 operators to function simultaneously under FAA Part 380, which permits private jet services to be sold by the seat rather than the whole aircraft. The Flight Club software integrates front-end ticketing and payment collection with the flight management systems of an FAA Part 135 operator. We operate Flight Club through 380 Software LLC, a subsidiary owned 50/50 by us and by Great Western Air, LLC d/b/a Cirrus Aviation Services, LLC (“Cirrus”), the largest private jet charter company in Nevada. We currently limit our use of Flight Club to our partnership with the Las Vegas Golden Knights, but we may expand the availability of Flight Club in the future.

We currently have a fleet of five aircraft, including three HondaJet HA-420 aircraft (the “HondaJet Elites”), one Citation CJ4 Gen 2 and one King Air 350i. The three HondaJet Elites are managed, operated, and maintained by Cirrus pursuant to an Executive Aircraft Management and Charter Services Agreement in compliance with all applicable FAA regulations and certification requirements. The Citation CJ4 Gen 2 and King Air 350i in our fleet are owned by customers and managed through our OnBoard Program, which allows aircraft owners to contribute their aircraft to our charter and jet-card inventory after they have completed certain FAA certifications and requirements.

We offer the following programs for our HondaJet Elite aircraft:

●	Fractional Ownership Program. This program provides potential owners the ability to purchase a share in a jet at a fraction of the cost of acquiring an entire aircraft. Each 1/5 share guarantees 75 occupied hours of usage per year with 24 hours of notice. As part of the aircraft purchase agreement, the buyer enters into a three-year aircraft management agreement, after which the aircraft is typically sold, and the owners are given their pro-rata share of the sale proceeds.

●	Jet Card Program. A membership in our jet card program generally includes 10, 25 or 50 occupied hours of usage per year with 24 hours of notice. Members generally pay 100% upfront and then fly for a fixed hourly rate over the next twelve months. Those who require guaranteed availability may pay a membership fee for an additional charge. Jet card program members may interchange as a set ratio per aircraft onto any one of twenty jets operated by our partner, Cirrus.

In addition to servicing members, fractional owners, and third-party charter clients, our HondaJet Elites are available to address unexpected cancellations or delays on brokered charters. Our ability to maintain a fleet of readily available aircraft to backfill third-party charter services gives us a competitive edge by providing more reliability than our competitors and is an attractive selling point for potential clients.

Corporate Information

Our website address is www.jet.ai. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and is not part of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “JTAI”. Our principal executive office is located at 10845 Griffith Peak Dr., Suite 200, Las Vegas, Nevada 89135, and our telephone number is (702) 747-4000.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning our products and services and timelines; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. In addition, forward looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” and similar expressions that convey uncertainty of future events or outcomes, or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature.

The forward-looking statements included in this prospectus represent our estimates as of the date of this prospectus. We specifically disclaim any obligation to update these forward-looking statements in the future, except as required by law. These forward-looking statements should not be relied upon as representing our estimates or views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the development and commercialization of our SaaS products, aircraft acquisition, research and development, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

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DESCRIPTION OF THE SECURITIES

We may offer, from time to time, in one or more offerings, up to $50,000,000 of the following securities:

●	common stock;

●	preferred stock;

●	senior debt securities;

●	subordinated debt securities;

●	warrants;

●	rights;

●	units; or

●	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $50,000,000. Until such time as the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Company is $75.0 million or more, the aggregate market value of securities sold by or on behalf of the Company pursuant to this registration statement during the period of 12 calendar months immediately prior to, and including, a sale under this registration statement will be no more than one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Company. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our common stock. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price and market price and dividend information. The prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, dated August 10, 2023 (our “Certificate of Incorporation”), and our bylaws, dated August 10, 2023, as amended by the Amendment to the Bylaws, dated August 5, 2023 (as amended, our “Bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Certificate of Incorporation and our Bylaws for additional information before you purchase any shares of our common stock. Our common stock and the rights of the holders of our common stock are subject to the applicable statutes of the State of Delaware, our Certificate of Incorporation, and our Bylaws, as amended.

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General Terms

We are authorized to issue 55,000,000 shares of common stock. On August 22, 2024, we had 24,576,880 shares of common stock issued and outstanding, held by approximately 32,276 holders of record. Except as otherwise provided by any series of preferred stock that may later be created, holders of our common stock have exclusive voting rights for the election of directors and for all other purposes. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Neither our Certificate of Incorporation nor our Bylaws authorize cumulative voting. The holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors (our “Board”) out of funds legally available for the payment of dividends, subject to the rights of any series of preferred stock. In the event of a liquidation, dissolution or winding up of Jet.AI, the holders of our common stock are entitled to share ratably in all assets remaining after payment of the preferential amounts, if any, to which the holders of our preferred stock, if any, are entitled. Our common stock has no preemptive, conversion or other subscription rights. There are no redemption or sinking-fund provisions applicable to our common stock. All of our outstanding shares of common stock are fully paid and non-assessable.

Our Board of Directors

Our Bylaws provide that the number of directors constituting our Board is fixed from time to time in accordance with our Certificate of Incorporation, which provides that, subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the total number of directors constituting the Board shall be fixed from time to time exclusively by resolution adopted by a majority of the directors then in office, although less than a quorum (as defined in our Bylaws), or by the sole remaining director.

Our Certificate of Incorporation provides for our Board to be divided into three classes of directors serving staggered terms. Approximately one-third of the Board will be elected each year. The provision for a classified Board could prevent a party who acquires control of a majority of our outstanding shares of voting stock from obtaining control of our Board until the second annual stockholders’ meeting following the date the acquirer obtains the controlling stock interest. The classified Board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. Our Certificate of Incorporation provides that directors may only be removed for cause by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of our capital stock.

Our Certificate of Incorporation provides that, upon any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Nasdaq

Our common stock is listed for quotation on the Nasdaq Capital Market under the symbol “JTAI.”

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 4,000,000 shares of preferred stock. As of the date of this prospectus, we have designated three classes of preferred stock, being Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock. We do not intend to offer and sell any of those series of preferred stock pursuant to this prospectus.

The following description of our preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our preferred stock, please refer to our Certificate of Incorporation, our Bylaws, and our Certificates of Designation that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, our Bylaws, as amended, and our Certificates of Designation, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Certificate of Incorporation, our Bylaws, as amended, and our Certificates of Designation for additional information before you purchase any shares of our preferred stock. Our preferred stock and the rights of the holders of our preferred stock are subject to the applicable statutes of the State of Delaware, our Certificate of Incorporation, our Bylaws, as amended, and our Certificates of Designation.

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General Terms

Our Board may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock (although we do not anticipate paying any dividends to the holders of our common stock in the foreseeable future). Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our Company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management as discussed below. Upon the affirmative vote of our Board, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights that could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the articles of amendment to the Articles establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Jet.AI; and

●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Jet.AI.

The preferred stock offered by this prospectus will, when issued, not have, or be subject to, any preemptive or similar rights.

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Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock in the United States will be Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time, as either senior or subordinated debt or as senior or subordinated convertible debt, in one or more offerings under this prospectus. We will issue any such debt securities under one or more separate indentures that we will enter into with a trustee to be named in the indenture and specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part.

The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

●	the title or designation of the debt securities;

●	any limit upon the aggregate principal amount of the debt securities;

●	the price or prices at which the debt securities will be issued;

●	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

●	the date or dates on which we will pay the principal on the debt securities;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any conversion or exchange features;

●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the place or places where the principal of, premium and interest on the debt securities will be payable, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;

●	the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

●	the dates on which and the price or prices at which we may repurchase the debt securities at our option or at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

●	if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

●	whether the debt securities are to be issued at any original issue discount and the amount of discount with which such debt securities may be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

●	information with respect to book-entry procedures;

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●	the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

●	whether the debt securities will be subject to subordination and the terms of such subordination;

●	any restriction or condition on the transferability of the debt securities;

●	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities;

●	the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;

●	the events of default and covenants with respect to the debt securities and the acceleration provisions with respect to the debt securities;

●	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

●	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

●	any other terms of the debt securities.

The indenture and the debt securities are expected to be governed by and construed in accordance with the laws of the State of New York. We intend to disclose the relevant restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. As of the date of this prospectus, we have no outstanding registered debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock, debt securities or other securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material United States federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. After the close of business on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

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No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

●	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or

●	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of shares of preferred stock, shares of common stock, warrants and debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement;

●	the price or prices at which such units will be issued;

●	the applicable United States federal income tax considerations relating to the units;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Preferred Stock,” “Description of Common Stock,” “Description of Warrants”, “Description of Debt Securities”, and “Description of Rights” will apply to the securities included in each unit, to the extent relevant.

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Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of any series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent.

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder to:

●	cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

●	correct or supplement any defective or inconsistent provision; or

●	make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent.

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

●	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

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Unit Agreements Will Not Be Qualified Under Trust Indenture Act.

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default.

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Payments and Notices.

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

FORMS OF SECURITIES

General

Each of the securities issued under this prospectus will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global (Book-Entry) Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ abilities to own, transfer or pledge beneficial interests in registered global securities.

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So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants or units represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following methods from time to time:

●	directly to investors, directly to agents, or to investors through agents;

●	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

●	through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	exchange distributions and/or secondary distributions;

●	by delayed delivery contracts or by remarketing firms;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or\

●	through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

From time to time, we may offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may use the Internet or another electronic bidding or ordering system for the pricing and allocation of the securities. Such a system may allow bidders to participate directly, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and may directly affect the price or other terms at which such securities are sold. Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, pro-rated or rejected. Other pricing methods also may be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may use such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement. If an offering is made using such a bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of the offering procedures.

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In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

●	identify any such underwriter or agent;

●	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

●	identify the purchase price and proceeds from such sale;

●	identify the amounts underwritten;

●	identify the nature of the underwriter’s obligation to take the securities;

●	identify any over-allotment option under which the underwriters may purchase additional securities from us; and

●	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the Nasdaq Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities, on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE American or otherwise and, if commenced, may be discontinued at any time.

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We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

With respect to the sale of any securities under this prospectus, the maximum compensation to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer is not expected to be greater than eight percent (8%).

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR

CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws

In addition to the board of directors’ ability to issue shares of preferred stock, our Certificate of Incorporation and our Bylaws contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors. These provisions include our classified board of directors as discussed above in “Description of Common Stock – Our Board of Directors” and advance notice procedures for stockholder proposals.

Classified Board.

The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of the board until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

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Size of Board and Vacancies.

Our Certificate of Incorporation provides that the total number of directors constituting our board of directors be fixed from time to time exclusively by resolution adopted by a majority of the directors then in office, although less than a quorum (as defined in our Bylaws, as amended), or by the sole remaining director. Subject to the special rights of the holders of any series of preferred stock to elect directors, directors are elected at each annual meeting of stockholders by the vote of a majority of the shares present. Subject to the special rights of the holders of any series of preferred stock, directors can only be removed for cause by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of the Company’s capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

Elimination of Stockholder Action by Written Consent.

Our Certificate of Incorporation eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

Advance Notice Procedures for Stockholder Proposals.

Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws do not give our board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Special Meetings of Stockholders.

Our Certificate of Incorporation provides that special meetings of our stockholders may only be called by the Chairperson of our Board, our Chief Executive Officer or our Board acting pursuant to a resolution adopted by a majority of the directors then in office, and may not be called by any other person or persons. Only the business stated in the notice for a special meeting will be considered at the special meeting of stockholders.

Anti-Takeover Effects of Delaware Law

Section 203.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder unless:

●	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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Under Section 203, a “business combination” includes:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

No Cumulative Voting.

Delaware law prohibits cumulative voting for the election of a corporation’s directors unless the corporation’s certificate of incorporation authorizes cumulative voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Cumulative voting would allow a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on our board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as compared to the number of seats the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting under our Certificate of Incorporation makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Amendments to Our Governance Documents.

Delaware law generally provides that the affirmative vote of a majority of the shares entitled to vote on a matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage.

Our Bylaws permit our board of directors to adopt, amend or repeal our Bylaws with the approval of a majority of the directors then in office; provided, however, that the amendment or repeal of Section 2.6 of our Bylaws requires the approval of at least two-thirds of the directors then in office. The stockholders also have the power to adopt, amend or repeal our Bylaws; provided, however, that the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to adopt, amend or repeal any provision of our Bylaws; and provided, further, that if two-thirds of the directors then in office have approved such adoption, amendment or repeal of any provisions of our Bylaws, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to adopt, amend or repeal any provision of our Bylaws.

Our Certificate of Incorporation provides that, in addition to any vote of the holders of any class or series of our stock that may be required by law or our Certificate of Incorporation or any Certificate of Designation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal or adopt any provision inconsistent with Sections 1.2 and 3.1 of Article IV, or Article V, Article VII, Article VIII, Article IX, Article X or Article XI (the “Specified Provisions”); provided, further, that if two-thirds of the directors then in office have approved such amendment or repeal of, or any provision inconsistent with, the Specified Provisions, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, the Specified Provisions.

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The stockholder vote with respect to an amendment of our Certificate of Incorporation or Bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series of preferred stock that might be outstanding at the time such a proposed amendment were submitted to stockholders.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits Jet.AI’s directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of Jet.AI’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Bylaws provide that, to the fullest extent permitted by Delaware law, we will indemnify, and advance expenses to, a director or officer in an action brought by reason of the fact that the director or officer is or was our director or officer, or is or was serving at our request as a director or officer of any other entity, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith. Pursuant to our Bylaws, we may purchase and maintain insurance to protect the Company and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by any of the Company’s directors, officers or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-40725. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 29, 2024, and as amended by Amendment No. 2 on Form 10-K/A filed with the SEC on August 15, 2024;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 14, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on January 3, 2024, January 17, 2024, April 19, 2024, May 31, 2024, June 27, 2024, July 17, 2024, August 8, 2024, and August 23, 2024 (in each case, excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K); and

●	The description of the Company’s capital stock set forth in our Registration Statement on Form S-4/A, filed with the SEC on July 11, 2024, in the section entitled “Description of Securities.”

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Jet.AI Inc.

Attn: Corporate Secretary

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

(702) 747-4000

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Preferred Stock” and “Description of Common Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Jet.AI Inc, Attn: Corporate Secretary, 10845 Griffith Peak Dr., Suite 200, Las Vegas, NV 89135. Our telephone number is (702) 747-4000. Our website is located at www.Jet.AI. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

EXPERTS

Hacker Johnson & Smith PA, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 and December 31, 2022, as amended, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Hacker Johnson & Smith PA report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Dykema Gossett PLLC.

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Prospectus Supplement

Up to $3,540,848

Common Stock

Sole Sales Agent

MAXIM GROUP LLC

The date of this prospectus supplement is November 21, 2025